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                                                                    EXHIBIT 99.2


                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into on September 22, 1998, by and among Aviation Sales Maintenance, Repair & Overhaul Company, a Delaware corporation ("Buyer"), Primark Corporation, a Michigan corporation ("Seller") and Triad International Maintenance Corporation, a Delaware corporation ("Company").

                              PRELIMINARY STATEMENT

         A. The parties entered into a Stock Purchase Agreement dated August 10, 1998 ("Stock Purchase Agreement").

         B. The parties desire to amend the Stock Purchase Agreement to clarify the survival of certain representations, warranties, covenants and obligations subsequent to the closing of the Stock Purchase Agreement.

                                      TERMS

         NOW THEREFORE, for Ten ($10.00) dollars and for other good and valuable considerations, the receipt and sufficiency of which is hereby conclusively acknowledged, the parties agree as follows:

         1. Section 9.4 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  "SURVIVAL OF OBLIGATIONS. Except for the covenants, agreements and acknowledgments and indemnities set forth in Sections 5.2(c) and 5.2(d) and in Articles X and XI of this Stock Purchase Agreement, all representations, warranties, covenants, obligations and agreements of the parties contained in this Agreement or in any instrument, certificate, opinion or other writing provided for herein, shall not survive the Closing of this transaction; PROVIDED HOWEVER, that Seller's representations set forth: (i) in Sections 3.2, 3.5 (other than with respect to income taxes), 3.10, 3.18 and 7.2, and the certificate provided for under Section 8.1(h), (i) and (j) hereof, shall survive for a period of 18 months from the Closing Date, and (ii) in Sections 3.5 and 7.2 (both with respect to income taxes) shall survive for a period of 36 months from the Closing Date."

         2. Except as expressly amended above, all other terms and provisions of the stock Purchase Agreement shall remain in full force and affect.


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         Executed as of September 22, 1998.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                              TRIAD INTERNATIONAL MAINTENANCE
                                              CORPORATION


                                              By:_______________________________
                                              Its:______________________________

                                              PRIMARK CORPORATION


                                              By:_______________________________
                                              Its:______________________________

                                              AVIATION SALES MAINTENANCE, REPAIR
                                              & OVERHAUL COMPANY


                                              By:_______________________________
                                              Its:______________________________



                                              AVIATION SALES COMPANY


                                              By:_______________________________
                                              Its:______________________________